H. F. Ahmanson & Company and Subsidiaries
Statement of Computation of Earnings Per Share
Exhibit 11


     Common stock equivalents identified by the Company in determining its primary earnings per common share are stock options and stock appreciation rights. In addition, common stock equivalents used in the determination of fully diluted earnings per common share include the effect, when such effect is not anti-dilutive, of the 6% Cumulative Convertible Preferred Stock, Series D which is convertible into 11.8 million shares of Common Stock at $24.335 per share of Common Stock. The following is a summary of the calculation of earnings per common share:

                                                      For the Three Months Ended     For the Six Months Ended
                                                              June 30,                        June 30,
                                                     ---------------------------    ---------------------------
                                                        1995             1994          1995            1994
                                                     -----------     -----------    -----------     -----------
                                                           (dollars in thousands, except per share data)
Primary earnings (loss) per common share:

  Earnings before cumulative effect of accounting
    change                                           $    64,389     $    73,541    $   117,239     $   128,896
  Less accumulated dividends on preferred stock          (12,607)        (12,607)       (25,215)        (25,215)
                                                     -----------     -----------    -----------     -----------
  Earnings attributable to common shares before
    cumulative effect of accounting change                51,782          60,934         92,024         103,681
  Cumulative effect of change in accounting for
    goodwill                                                -               -          (234,742)           -
                                                     -----------     -----------    -----------     -----------
      Net earnings (loss) attributable to common
        shares                                       $    51,782     $    60,934    $  (142,718)    $   103,681
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                      117,296,534     116,917,744    117,329,168     116,930,554
  Dilutive effect of outstanding common stock
    equivalents                                          757,783         280,884           -            275,427
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of primary
    earnings (loss) per share                        118,054,317     117,198,628    117,329,168     117,205,981
                                                     ===========     ===========    ===========     ===========
  Primary earnings per common share before
    cumulative effect of accounting change           $      0.44     $      0.52    $      0.78     $      0.88
  Cumulative effect of change in accounting for
    goodwill                                                 -               -            (2.00)            -
                                                     -----------     -----------    -----------     -----------
      Primary earnings (loss) per common share       $      0.44     $      0.52    $     (1.22)    $      0.88
                                                     ===========     ===========    ===========     ===========


Fully diluted earnings (loss) per common share:

  Earnings before cumulative effect of accounting
    change                                           $    64,389     $    73,541    $   117,239     $   128,896
  Less accumulated dividends on convertible and
    noncovertible preferred stock                         (8,295)         (8,295)       (25,215)        (16,590)
                                                     -----------     -----------    -----------     -----------
  Earnings attributable to common shares before
    cumulative effect of accounting change                56,094          65,246         92,024         112,306
  Cumulative effect of change in accounting for
    goodwill                                                -               -          (234,742)           -
                                                     -----------     -----------    -----------     -----------
    Net earnings (loss) attributable to common
      shares                                         $    56,094     $    65,246    $  (142,718)    $   112,306
                                                     ===========     ===========    ===========     ===========

  Weighted average number of common shares
    outstanding                                      117,296,534     116,917,744    117,329,168     116,930,554
  Dilutive effect of outstanding common stock
    equivalents                                       12,635,521      12,154,241           -         12,172,313
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of fully diluted
    earnings (loss) per share                        129,932,055     129,071,985    117,329,168     129,102,867
                                                     ===========     ===========    ===========     ===========
  Fully diluted earnings per common share before
    cumulative effect of accounting change           $      0.43     $      0.51    $      0.78     $      0.87
  Cumulative effect of change in accounting for
    goodwill                                                 -               -            (2.00)            -
                                                     -----------     -----------    -----------     -----------
      Fully diluted earnings (loss) per common share $      0.43     $      0.51    $     (1.22)    $      0.87
                                                     ===========     ===========    ===========     ===========